EXHIBIT 99.1

News Release

TranSwitch Corporation Requests Withdrawal of Registration Statement

(Shelton, CT) September 7, 2005 - TranSwitch Corporation (NASDAQ:TXCC) announced today that it had requested approval from the U.S. Securities Exchange Commission (SEC) to withdraw its registration statement on Form S-4, originally filed June 17, 2005, covering the Company’s previously announced exchange offer for its outstanding 5.45% Plus Cash Notes due September 30, 2007 (the Plus Cash Notes).

The Company has decided to withdraw its registration statement because it could not reconcile differing standards established by the SEC for certain exchange offers and by the Nasdaq National Market regarding the listing of additional shares. Because the Company’s proposed exchange offer involved the issuance of its Common Stock and cash in exchange for the Plus Cash Notes, the SEC strongly indicated that the use of a ten-day moving average for establishing the stock price component of the exchange would be appropriate. Conversely, the Nasdaq requirements applicable to the Company mandate the use of the closing bid price on a single day that is two days before the completion of the exchange offer.

The Company consulted extensively with both the SEC and Nasdaq concerning the different standards. Because the Company could not be assured that the terms of the exchange offer could satisfy the requirements of both the SEC and Nasdaq, it decided that withdrawal of the offer was in the best interests of TranSwitch and its stockholders.

The Company believes it will be able to pursue a number of other options as it moves forward towards its goal of further strengthening its balance sheet and continuing to build for future operational and financial success.

About TranSwitch Corporation:

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices for Broadband, Transport and Switching are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

TranSwitch Corporation

Peter J. Tallian, Senior Vice President and CFO

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com